EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Nestor, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof  (the "Report"), the undersigned, Clarence A. Davis, Chief Executive Officer of the Company, and Teodor Klowan, Jr., Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their respective knowledge:

(1) The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 13, 2008

/s/ Clarence A. Davis
Clarence A. Davis, Chief Executive Officer

Date: November 13, 2008

/s/ Teodor Klowan, Jr.
Teodor Klowan, Jr., Chief Financial Officer